 Exhibit 10.3

MINING OPERATIONS AGREEMENT

Applied Minerals, Inc.

and

BMC Minerals Company

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Exhibits

Exhibit	Title	Section

Exhibit 1	Iron Sale Agreement	Recitals

Exhibit 2	Mill Sale Agreement	Recitals

Exhibit 3	Lease	Recitals

Exhibit 4	Milling Operations Agreement	Recitals

Exhibit 5	AMI Equipment Available for Use	3.5(a)

Exhibit 6	Qualified Customers	4.2

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This OPERATIONS AGREEMENT ("Mining Operations Agreement") is made and entered into as of the day of _______ 2022 by and between APPLIED MINERALS INC., a Delaware corporation, with a mailing address of 1200 Silver City Road, PO Box 432, Eureka, Utah 84628 ("AMI"), and BMI MINERALS COMPANY, ("BMC”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005.

AMI and BMC may be referred to herein collectively as the "Parties" or individually as a "Party."

RECITALS

A.	AMI owns the Mining Claims (as defined in the Iron Sale Agreement (Exhibit 1) and from that mine it extracts and processes, or has processed by others, halloysite clay and iron oxide for sale in a range of markets.

B.	AMI desires to sell certain assets related to its iron oxide business while retaining assets related to its halloysite clay business and BMC and its parent corporation, Brady McCasland, Inc., (“BMI”) desire to acquire certain assets related to the iron oxide business of AMI.

C.	To that end, the parties and BMI will enter into four agreements, two sale agreements and two operations agreements.

D.	One sale agreement, the Iron Sale Agreement, will transfer to BMC certain minerals, mineral rights, and AMI stock to BMC in exchange for cash.

E.	The other sale agreement, the Mill Sale Agreement (Exhibit 2), will transfer to BMI the Mill and Related Equipment (as those terms are defined in the Mill Sale Agreement) and will enter into a ground lease relating to the Mill (“Lease,” Exhibit 3).

F.	One operations agreement, the Milling Operations Agreement (Exhibit 4), provides that AMI will provide milling services to BMI.

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G.	This operations agreement, the Mining Operations Agreement, provides that AMI will provide mining services to BMC.

ARTICLE I

DEFINITIONS

Capitalized terms not defined in this Agreement shall have the meaning given to them in the Iron Sale Agreement.

“Mining Operations” is intended to encompass all activities involving or incident to the production of minerals up to and including the delivery of material to the Mill. Without limiting the foregoing, the term Mining Operations includes (i) access to the Mining Claims, (ii) exploration for minerals by any means including drilling, (iii) the development of shafts, tunnels and similar infrastructure, (iv) the mining, extraction, and movement to the surface of mined minerals, (v) the crushing and movement around the surface in connection with such activities, (vi) the disposing or containing of minerals, (vi) permitting, licensing, compliance with regulations, and similar activities. For the sake of clarity, the term “Mining Operations” applies to activities of both Parties.

ARTICLE II

JOINT OPERATIONS

2.1 Underground Issues.

(a)       Mining Operations. AMI and BMC will promptly and continuously keep the other Party informed on proposed underground Mining Operations and changes to such Mining Operations. A Party may propose to take action that could reasonably be expected to materially adversely affect the other Party’s ability to conduct Mining Operations. In the event AMI’s and BMC’s respective Mining Operations on the Mining Claims could interfere with the maximization of the other’s Mining Operations, the Parties shall meet and develop a joint operations plan to facilitate and promote the maximization of both Parties’ Mining Operations. In the event that the Parties cannot agree on a joint plan, they will choose a third party arbitrator who will develop a plan of joint operations to maximize both Parties’ Mining Operations and the parties will be bound by such plan of joint operations.

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(b)       In making determinations under this section, an arbitrator will take into account the number of tons to be mined and the time period for delivery of the mineral. An arrangement whereby one Party would drill through a material deposit owned by the other Party or materially and adversely disturb a material deposit owned by the other Party would not be deemed to an arrangement that maximizes both Parties’ operations.

ARTICLE III

WORK ORDERS

3.1 BMC’s Role. While BMC will own the Iron Oxide and the Iron Oxide Rights, it is intended that unless otherwise stipulated by BMC, BMC will not actually carry out Mining Operations, and the following procedures will apply.

3.2 Work Orders. From time to time with a reasonable notice, BMC will provide AMI with information as to the nature of the future Mining Operations to be performed in connection with the mining of iron oxide, the schedule for such performance, the workers to be used, and the reporting regime (the “Work Order”).

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3.3 AMI Employees. (a) Unless the Work Order stipulates otherwise, AMI will use its own employees (“AMI Employees”) to perform the work. The AMI Employees may be full-time or part-time. If AMI has no adequately trained AMI Employees on its payroll to fulfill the Work Order, AMI will procure adequately trained contract workers to fulfill the Work Order until it has adequately trained AMI Employees on its payroll to fulfill the Work Order.

(b) AMI will have direct oversight duties over the AMI Employees to ensure that AMI Employees are qualified and operate in a safe, effective and efficient manner with respect to all mining-related activities. AMI will supply all necessary training for AMI Employees with respect to the Work Order. AMI may terminate or suspend any AMI Employee for the violation of MSHA or AMI-imposed workplace safety standards.

(c) BMC will reimburse AMI for the direct labor costs of the AMI Employees in a manner so that AMI can pay the AMI Employees on a timely basis.

(d) For AMI’s services in connection with the AMI Employees, BMC will pay AMI 10% of the direct labor costs of the AMI Employees in connection with the Work Order and shall pay such amount to AMI at the same time as it pays the direct labor costs to AMI.

3.4 BMC Employees and Contract Workers. (a) If BMC elects not to use AMI Employees or if and to the extent that AMI refuses to or is unable to supply AMI Employees to perform the Work Order, BMC may elect to use independent contract workers, a contract mining firm, and/or BMC employees to perform the Work Order. AMI will assist BMC in identifying a contract mining firm is one is pursued.

(b) AMI will have direct oversight duties over the contract workers, contract mining firm and/or BMC employees to ensure that such workers with respect to all mining-related activities. AMI will supply any necessary training of such employees in connection with the Work Order.

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(c) AMI may suspend or terminate any worker in accordance with MSHA rules. Unless otherwise instructed by BMI, AMI will perform at cost standard maintenance and upkeep of the building, fixtures, and Related Equipment as well as to fulfill any MSHA requests. AMI will obtain the approval of BMI before performing any repair and maintenance or action in response to MSHA requests.

(d) Contract workers will contract directly with AMI. A contract mining firm will contract directly with BMC.

(e) For AMI’s supervisory services in connection with the contract workers, a contract-mining firm and BMC employees (other than non-mining and non-milling workers), BMC will pay AMI 10% of the direct labor costs of such workers and shall pay such amount within fifteen days after the month in which such services are rendered.

3.5 Use of Equipment

(a) Equipment BMC, in connection with its Mining Operations, may use, at any time subject to not materially interfering with AMI operations, any equipment owned, leased, rented, used, or usable by AMI in connection with iron oxide Mining Operations up to and including the point of delivery to the Mill, provided that BMC pays direct cost (such as fuel) promptly and its proportionate share of repairs, replacements and maintenance. Proportionate share is based on hours of usage after the Closing Date. A preliminary list of such equipment owned, leased, rented, used, or usable by AMI is set forth in Exhibit 5, AMI Equipment Available for Use. Exhibit 5 lists the equipment that needs repair and the Party responsible for paying for such repair, all as acceptable to BMC. For the sake of clarity, the equipment in Exhibit 5 does not include the Related Equipment. However, BMC will be liable for any loss or damage resulting from its sole negligence or intentional conduct. AMI may not dispose of any such equipment without the prior written consent of BMC.

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(b) Use of Laboratory and Administrative Buildings. Without cost, (i) AMI may use the equipment (which AMI owns) in the Laboratory attached to the Mill for testing and analyzing minerals; (ii) BMC staff and employees may use AMI’s administrative buildings and utilities such a telephone, water and facilities for administrative work in connection with its Mining Operations. BMC may use the equipment in the laboratory for testing and analyzing minerals provided that it pays a reasonable fee for the consumables and any wear and tear related to BMC proportionate use of the equipment.

(c) Mining Operations will require the expenditure of funds in addition to labor costs; for example, mining-related consumables and associated costs being direct costs. If AMI uses its own employees it will provide the items and services necessary for the completion of the work order. If a contract-mining firm or BMC employees are used, AMI’s responsibility for such items and services will depend on the terms of engagement. BMC will reimburse AMI for such costs incurred by the fifteenth of the month after invoicing. AMI, when possible, will provide BMC an estimate of the direct costs prior to the start of any mining activities.

ARTICLE IV

ADDITIONAL COMPENSATION

(a)       Net Profit Split. As additional compensation for its supervisory activities, BMC will pay AMI a Net Profit Split determined as follows:

For any sales or transfers by BMC to BMI or any affiliate (as that term is defined in Rule 405 under the Securities Act of 1933) of BMI or any other person or entity BMC will pay AMI the amount that is equal to 15% (“Net Profit Split”) of the difference between $.065 per lb. and the subtrahend consisting of (i) the costs of the Mining Operations of such material estimated to be $.01 per lb., (ii) the costs of the Milling Operations of such material by BMI estimated to be $.04 per lb. and (iii) any supervisory fees (“Subtrahend”).

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It is understood that it may take time before the Subtrahend is calculable. It may also happen that the Mining or Milling Costs cannot be determined in which case the most recent Subtrahend determined be used.

BMC will provide AMI a monthly report of the volume and price of milled Iron Oxide Minerals it sells subject to this section. The report will also include a calculation of the BMI Profit Split for each sale. BMC will pay to AMI the BMI Net Profit Split no more than fifteen (15) days after BMC collects payment for the associated invoice from BMI.

This section will no longer be applicable 15 years after the Closing Date.

4.2 Further Additional Compensation. As additional compensation for its supervisory activities, for any mined, crushed, screened or milled Iron Oxide Mineral sold by BMC, BMI or any affiliate thereof to a Qualified Customer (Exhibit 6), BMC to AMI will pay AMI 20% of the Gross Profit (as defined herein) of such a sale made at a price of $0.08 - $0.149 per lb. and 25% of the Gross Profit of such a sale made at a price greater than $0.149 per lb. (each known as a “Gross Profit Split”). Sales to Qualified Customers will be made at the sole and exclusive discretion of BMI, BMC or any of their affiliates and on such terms and conditions as such entity determines.

A Qualified Customer is a person or entity identified in Exhibit 7 that has purchased iron oxide product from AMI in the two-year period before the date of this Mining Operations Agreement. AMI will provide to BMI any information it has or will receive with respect to other potential customers for iron.

Gross Profit Split is difference between the sale price to the Qualified Customer minus (i) the Subtrahend and any fee paid under 4.1.

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AMI will incur all its SG&A costs associated with Qualified Customers. BMC will provide AMI a monthly report of the volume and price of crushed, screened and/or milled Iron Oxide Minerals it or its affiliates sell to Qualified Customers. The report will also include a calculation of the Gross Profit Split for each sale. BMC will pay to AMI the Gross Profit Split no more than fifteen (15) days after BMC collects payment for the associated invoice from the customer.

ARTICLE V

CONFIDENTIALITY

5.1	Confidential Information.

”Confidential Information” means any facts, opinions, conclusions, projections, data, information, trade secrets, patents, patent applications, inventions, software, hardware, products, technology or know-how relating to BMC’s or BMI’s iron oxide business (the “Business Purpose”) whether communicated orally or in writing or obtained by AMI through observation or examination of BMC’s or BMI’s Mining or Milling Operations, facilities, documents, or procedures.

5.2	Exclusions.

AMI, however, shall have no liability to BMC with respect to the disclosure and/or use of any such Confidential Information that it can establish:

(a)	has become generally known or available to the public without breach of this Agreement by AMI;

(b)	was known by AMI as established by its written records, before receiving such information from BMC; or

(c)	has become known by or available to AMI from a source other than BMC, without, to AMI’s knowledge, any breach of any obligation of confidentiality owed to BMC.

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For purposes of the exclusions in this Section 5.2, none of BMI, BMC, or their affiliates or their officers, employees or agents shall be considered “the public”.

5.3 Required Disclosures.

AMI may disclose Confidential Information if and to the extent that such disclosure required by applicable law, regulation, or court order, provided that AMI (i) uses reasonable efforts, at BMC’s expense, to limit the disclosure by means of a protective order or a request for confidential treatment and (ii) provides BMC a reasonable opportunity (at least ten (10) business days) to review, if permitted, the disclosure before it is made and to interpose its own objection to the disclosure.

5.4 Confidentiality Obligations.

AMI acknowledges that irreparable injury and damage may result from disclosure of Confidential Information to any parties or individuals not expressly authorized under this Mining Operations Agreement or use by AMI for any purpose other than the Business Purpose. AMI shall:

(a)	hold Confidential Information in strict confidence;

(b)	disclose such Confidential Information only to individuals who AMI warrants and represents have agreed in writing to be bound by this Article V;

(c)	use all reasonable precautions to prevent the unauthorized disclosure of Confidential Information, including, without limitation, protection of documents from theft, unauthorized duplication, and discovery of contents, and restrictions on access by other persons to such Confidential Information; and

(d)	not use any Confidential Information for any purpose other than the Business Purpose.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF AMI

 AMI 's Representations and Warranties. AMI represents and warrants to BMC (with the understanding that BMC is relying on said representations and warranties in entering into this Agreement), as of the date hereof and the Closing Date, as follows:

Section 6.1     Organization and Qualification. AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AMI has full corporate power and authority to own, lease and operate its properties and to carry on its business. AMI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in Utah.

Section 6.2     Authority. AMI has full corporate power and authority to execute, deliver and perform its obligations under this Mining Operations Agreement and to consummate the transactions contemplated thereby. This Mining Operations Agreement has been, duly executed and delivered by AMI and, the documents contemplated by this Mining Operations Agreement, when delivered in accordance with the terms hereof and thereof, and the transactions contemplated hereby and thereby will constitute the valid and binding obligations of the AMI and be enforceable upon and against AMI in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally. No vote of any holders of any class or series of capital stock of AMI is necessary to approve this Operations Agreement, the documents contemplated thereby, and the Transactions contemplated thereby

Section 6.3     No Conflict; Required Filings and Consents. The execution, delivery and performance by AMI of this Mining Operations Agreement and the consummation by AMI of the transactions contemplated hereby do not and will not

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(a) violate any provision of the Certificate of Incorporation or By-Laws of AMI;

(b) violate any federal, state or local law, order, decree, statute, regulation or injunction applicable to AMI;

(c) conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever upon any property or right of AMI pursuant to any contract, agreement, license, permit or other instrument to which AMI is a party or by which AMI or any of its rights, assets or properties may be bound, affected or benefited; or

(d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof, except for any filings required to be made under applicable federal and state securities laws.

ARTICLE VII

BMC’S REPRESENTATIONS AND WARRANTIES

BMC's Representations and Warranties. BMC represents and warrants to AMI (with the understanding that AMI is relying on said representations and warranties in entering into this Agreement), as of the date hereof and the Closing Date, as follows:

Section 7.1     Organization and Qualification. BMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. AMI has full corporate power and authority to own, lease and operate its properties and to carry on its business.

Section 7.2     Authority. BMC has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated thereby. This Agreement has been, duly executed and delivered by BMC and, the documents contemplated hereby, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the BMC and be enforceable upon and against BMC in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

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Section 7.3     No Conflict; Required Filings and Consents. The execution, delivery and performance by AMI of this Agreement and the consummation by AMI of the transactions contemplated hereby do not and will not

(a) violate any provision of the Certificate of Incorporation or By-Laws of BMC;

(b) violate any federal, state or local law, order, decree, statute, regulation or injunction applicable to BMC;

(c) conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever upon any property or right of BMC pursuant to any contract, agreement, license, permit or other instrument to which BMC is a party or by which BMC or any of its rights, assets or properties may be bound, affected or benefited; or

(d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof, except for any filings required to be made under applicable federal and state securities laws.

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ARTICLE VIII

EFFECTIVENESS

This Mining Operations Agreement will become effective on the Closing of the Iron Sale Agreement and the Mill Saale Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Indemnity. Each Party shall hold harmless, indemnify and defend the other Party, its directors, officers, employees, representatives, attorneys, and agents (collectively, the “Indemnified Parties”), from any material claims, liability (including environmental liabilities) loss, damage, judgment or expense for loss or damage arising out of the indemnifying party’s material breach of any representation, warranty or covenant contained in this Agreement, except to the extent any such claim, loss, damage, judgment, or expense is caused by the material negligence or intentional misconduct of the Indemnified Party or Parties.

8.2 Survival; Remedies Cumulative The representations warranties and covenants herein shall survive the Closing indefinitely. All remedies are cumulative, and a Party may exercise all remedies afforded to it in any order

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8.3 Further Representations and Assurances. Except as provided for in the Agreement, BMC has not and does not hereby assume or agree to assume any liability whatsoever of AMI, and BMC does not assume or agree to assume any obligation of AMI under any contract, agreement, indenture, or any other document to which AMI may be a party or by which AMI is or may be bound, or which in any manner affect the Mining Claims or any part thereof, except the Second Amendment or as expressly agreed to by BMC in this Agreement.

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8.4        Notices. All communications, consents, and other notices provided for in this Agreement shall be in writing and shall be effective on the date hand delivered, sent by facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to AMI, to:

APPLIED MINERALS, INC.

1200 Silver City Road

PO Box 432

Eureka, UT 84628

Attn: Christopher Carney

or to such other address as AMI may designate to BMC, in writing.

If to BMC, to:

BMI MINERALS COMPANY.

16640 Chesterfield Grove Road, Suite 170

Chesterfield, MO 63005

Attn: Richard Fox

or to such other address as BMC may designate to AMI, in writing.

8.5        Amendment. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed, in writing, by the Party making the waiver.

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8.6 Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the Parties to it and their respective successors and assigns; BMC or with the prior written consent of BMC, AMI shall be entitled to assign its rights and obligations hereunder to a third party.

8.7Invalidity. In the event that any provision of this Agreement shall be held invalid and unenforceable, such provision shall be severable from, and invalidity and unenforceability shall not be construed to have any effect on the remaining provisions of this Agreement.

8.8 Counterparts. This Agreement may be executed and delivered by facsimile or electric transmission, and in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

8.9 Governing law. Governing law. The laws of the State of Utah shall govern this Agreement. The parties agree to the exclusive jurisdiction of the Federal or state courts in Saint Louis, Missouri and any suit or proceeding based on or arising under this Iron Sale Agreement shall be determined in such courts. AMI waives the defense of inconvenient forum.

8.10 Additional Assurances. The Parties agree from time to time to execute such additional documents as are necessary to effect the intent of the Parties as manifested by this Agreement.

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8.11 Exhibits. Notwithstanding statements elsewhere in the Agreement to the effect that exhibits are attached, certain exhibits are not attached. But such exhibits are to be attached as a condition of closing.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

APPLIED MINERALS, INC.	BMI Minerals Company

By:	By:

Name:	Name:

Title:	Title:

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